Exhibit 5.2

September 16, 2026

Lannister Mining Corp.

1055 West Georgia Street, Suite 1500

Vancouver, British Columbia

Canada V6E 4N7

Re: Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as United States counsel to Lannister Mining Corp., a corporation existing under the laws of the Province of British Columbia (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form F-1 (File No. 333-281149) (as amended through the date hereof, the “Registration Statement”) relating to the registration of (i) US$15,000,000 of units (each, a “Unit”) of the Company representing 3,000,000 Units, assuming an initial public offering price of US$5.00 per Unit, with each Unit consisting of one common share (each, a “Common Share”) in the capital of the Company, at no par value, and one common share purchase warrant (each, a “Investor Warrant”) exercisable for one Common Share in the capital of the Company, (ii) Common Shares underlying the Investors’ Warrants (iii) an additional 450,000 Units pursuant to a 45-day over-allotment option, equal to 15% of the Common Shares and/or Warrants to be sold in the offering in any combination thereof; (iv) the Underwriters’ Warrants (as defined in the Registration Statement) to purchase a number of Common Shares equal in the aggregate to three percent (3%) of the total shares to be sold in this public offering, including those Securities (as defined in the Registration Statement) sold upon exercise of the over-allotment option, at an exercise price of 125% of the initial public offering price of the Units pursuant to the Registration Statement (the “Underwriter’s Warrants”, together with the Investors’ Warrants, the “Warrants”) and (v) Common Shares underlying the Underwriters’ Warrants. This opinion is being given in accordance with the Legal Matters section of the Registration Statement, as it pertains to the portions of New York law set forth below. This opinion does not cover the Common Shares which are the subject of opinion of other counsel.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed (i) the legal capacity of all natural persons executing documents, (ii) the genuineness of all signatures, (iii) the authenticity, accuracy and completeness of all documents submitted to us as originals and the conformity to authentic original documents submitted to us as certified, conformed or reproduced copies. We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents. We have also assumed that the persons identified as officers of the Company are actually serving in such capacity and that the Registration Statement will be declared effective. In our examination of documents, we have assumed that the parties thereto had the power, corporate or other, to enter into and perform all obligations thereunder and the due authorization by all requisite action, corporate or other, the execution and delivery by all parties of the documents, and the validity and binding effect thereof on such parties. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon and subject to the foregoing, we are of the opinion that, assuming the Warrants have been duly authorized, executed and delivered by the Company in accordance with the laws of the British Columbia and the federal laws of Canada applicable therein, when the Registration Statement becomes effective under the Securities Act, and when such Warrants are duly executed and authenticated in accordance with their terms and issued and delivered, as contemplated by the Registration Statement and the underwriting agreement by and between the Company and the underwriters, such Warrants will constitute the valid and legally binding obligations of the Company, enforceable in accordance with their terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and provided that we express no opinion as to the validity, legally binding effect or enforceability of any provision in the Warrants that requires or relates to adjustments to the exercise price at a price or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture.

1050 Connecticut Ave., NW, Suite 500

Washington, DC 20036

PG. 2

Notwithstanding anything in this letter which might be construed to the contrary, our opinion expressed herein is limited to the laws of the State of New York. We express no opinion with respect to the applicability to, or the effect on, the subject transaction of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state other than the State of New York. The opinion expressed herein is based upon the laws of the State of New York in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should such law be changed by legislative action, judicial decision, or otherwise. Except as expressly set forth in our opinion above: (i) we express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof, and (ii) we express no opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as the Company’s United States counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder. This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

/s/ Bevilacqua PLLC
Bevilacqua PLLC